SEPARATION AND RELEASE OF CLAIMS AGREEMENT

RECITALS

This Separation and Release of Claims ("Agreement") is made by and between Sunil Thomas ("Employee") and InfoSpace, Inc. ("Company") (collectively referred to as the "Parties"):

WHEREAS, Employee and Company entered into an Employment Agreement effective as of January 1, 2008, and amended and restated as of October 28, 2008 (the "Employment Agreement");

WHEREAS, the Company and Employee entered into a Supplementary Terms of Employment agreement dated November 17, 2003 (the "Supplementary Agreement");

WHEREAS, the Company and Employee have entered into various stock option agreements and restricted stock unit agreements (collectively the "Stock Agreements) pursuant to which the Employee was eligible to participate in the Company's Restated 1996 Flexible Stock Incentive Plan (the "Plan");

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee's employment with Company was terminated on or about September 1, 2009 (the "Termination Date");

WHEREAS, as required by Section 6(b) of the Employment Agreement, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

    Consideration.
      The Company agrees to pay Employee, pursuant to Section 6(b) of the Employment Agreement: (i) a lump sum cash payment of $210,000 (an amount equal to Employee's annual base salary); (ii) a lump sum cash payment of $105,000 (an amount equal to 100% of Employee's minimum bonus rate set forth in the Employment Agreement); and (iii) continuation of medical coverage and benefits until the earlier of the date on which Employee is eligible for medical coverage and benefits from another employer and August 31, 2010. Pursuant to Section 6(b) and Section 13 of the Employment Agreement, payment of the amounts specified in Section 1(a)(i) and Section 1(a)(ii) herein shall be made on March 5, 2010, which is the first regular payroll date following the date that is six (6) months and one (1) day following the Termination Date. Notwithstanding the foregoing, if Employee dies following the Termination Date but prior to the date that is six (6) months and one (1) day from the Termination Date, then any unpaid payments to be made pursuant to Section 1(a)(i) and Section 1(a)(ii) herein will be payable in a lump sum to Employee's estate as soon as administratively practicable after the date of Employee's death.
      Equity Awards. The Parties agree that Employee's vesting with respect to 50% of Employee's then unvested stock options outstanding as of the Termination Date shall immediately vest and become exercisable in accordance with the provisions of Section 6(b)(iv) of the Employment Agreement and shall remain exercisable for a period of twelve (12) months following the Termination Date (but in no event past the expiration date of the stock option). The Parties further agree that 50% of Employee's then unvested restricted stock units outstanding as of the Termination Date shall immediately vest in accordance with the provisions of Section 6(b)(iv) of the Employment Agreement. The payment of any shares of Company common stock to be made as a result of the acceleration of Employee's then unvested restricted stock units will be paid to Employee on March 2, 2010 (the date that is six (6) months and one (1) day following the Termination Date). Notwithstanding the foregoing, if Employee dies following the Termination Date but prior to the date that is six (6) months and one (1) day from the Termination Date, then the payment of any shares of Company common stock to be made pursuant to the acceleration provisions contained in Section 1(b) herein will be payable in a lump sum to Employee's estate as soon as administratively practicable after the date of Employee's death. All shares of Company stock, and each Company stock option, shall continue to be subject to all other terms of the applicable Stock Agreement.
      Employee agrees that, within thirty (30) days after the Termination Date, he will submit his final documented expense reimbursement request reflecting all business expenses he incurred through the Termination Date, if any, for which he seeks reimbursement. The Company will reimburse Employee for these expenses pursuant to its regular business practices.
    Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Supplementary Agreement between Employee and the Company. Employee shall return all of the Company's property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.
    Payment of Additional Amounts. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee once the above noted payments and benefits are received. Employee acknowledges and represents that once the above noted payments and benefits are received, that Employee is not entitled to any future and/or additional payments of salary, wages, bonuses, accrued vacation, commissions and any other benefits.
    Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:
      any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;
      any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
      any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
      any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the Massachusetts Fair Employment Practice Act;
      any and all claims for violation of the federal, or any state, constitution;
      any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
      any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
      any and all claims for attorneys' fees and costs.

    The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

    Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and cease the severance benefits provided to Employee under this Agreement.

    Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that he should consult with an attorney prior to executing this Agreement;
      he has up to twenty-one (21) days within which to consider this Agreement;
      he has seven (7) days following his execution of this Agreement to revoke this Agreement;
      this Agreement shall not be effective until the revocation period has expired; and, nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.
    Unknown Claims. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he has been advised by legal counsel and is familiar with the principle that a general release does not extend to claims which the releasor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.
    No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
    Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.
    No Cooperation. Employee agrees he shall not act in any manner that might damage the business of the Company. Employee agrees that he shall not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.
    Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company. All inquiries by potential future employers of Employee shall be directed to the Company's Human Resources Department. Upon inquiry, the Company shall only state the following: Employee's last position and dates of employment.
    Non-Solicitation. Employee agrees that for the one (1) year period beginning after the Termination Date, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage, take away or hire employees of the Company, either for him or any other person or entity.
    Non-Competition. Employee agrees that for the one (1) year period beginning after the Termination Date, that Employee shall not compete with the Company as required pursuant to the Supplementary Agreement.
    No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.
    No Knowledge of Wrongdoing. Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees.
    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.
    Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.
    Indemnification. Employee agreed to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee's benefit, upon Employee's initiative, or with Employee's aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim. Company acknowledges its continuing obligation under its existing indemnification agreement with Employee, with respect to the Company's obligation to indemnify Employee after the Termination Date, as a former officer of the Company.
    Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration pursuant to the Supplementary Agreement. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section shall not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the agreements incorporated herein by reference.
    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
    No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.
    Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.
    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company, with the exception of the Supplementary Agreement, the Stock Agreements, and the applicable sections of the Employment Agreement.
    No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.
    No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.
    Governing Law. This Agreement shall be deemed to have been executed and delivered within the state of Washington, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the state of Washington, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of Washington.
    Attorneys' Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.
    Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the "Effective Date"), unless revoked by Employee within seven (7) days after the date the Agreement was signed by Employee.
    Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
    Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
      they have read this Agreement;
      they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
      they understand the terms and consequences of this Agreement and of the releases it contains; and
      they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

INFOSPACE, INC.

Dated: September 3, 2009

By /s/ Will Lansing

Will Lansing

Chief Executive Officer

SUNIL THOMAS, an individual

Dated: September 17, 2009

/s/ Sunil Thomas

Sunil Thomas